UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 –

Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to the Northeast Utilities Long-Term Incentive Programs

On December 11, 2007, the Compensation Committee of the Board of Trustees of Northeast Utilities (the “Company”) approved amendments to the 2004, 2005, 2006 and 2007 Long-Term Incentive Programs (collectively, the “LTIPs”) established under the Northeast Utilities Incentive Plan for officers of the Company.  In 2007, the Internal Revenue Service promulgated final regulations under Section 409A of the Internal Revenue Code. The LTIPs were amended to add provisions related to the timing of distributions following vesting and upon the termination of an officer’s employment so that compensation payable under the LTIPs would satisfy these final regulations.

In addition, the 2004, 2005 and 2006 LTIPs were amended to eliminate the automatic deferred distribution of NU common shares upon vesting of restricted share units (“RSUs”) granted under these programs. As a result, unless participants elect, not later than December 31, 2007, to continue deferred distribution of NU common shares upon vesting of RSUs granted under these programs: (i) NU common shares will be distributed on February 25, 2008 in respect of all RSUs that have vested (and for which the distribution of NU common shares is currently deferred), and (ii) NU common shares will be distributed immediately upon vesting of all RSUs that are scheduled to vest on or after February 25, 2008. The 2007 LTIP does not contain automatic deferred distribution provisions.

The Committee’s action to eliminate the automatic deferred distribution of NU common shares upon vesting of RSUs does not apply to RSUs granted to our Chief Executive Officer under the 2005 and 2006 LTIPs. Accordingly, the distribution of NU common shares upon vesting of all RSUs granted to the CEO under these programs will continue to be deferred until the termination of his employment.

Section 8 -

Other Events

Item 8.01.

Other Events.

On December 11, 2007, the Compensation Committee also eliminated the automatic deferred distribution of NU common shares upon vesting of RSUs granted to members of the Company’s Board of Trustees, except for Trustees who elect, not later than December 31, 2007, to continue the deferred distribution of NU common shares in accordance with the provisions of the original RSU grants.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrant)
December 17, 2007	By: /s/ Jean M. LaVecchia
Jean M. LaVecchia Vice President – Human Resources